UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Peachtree Street, Suite 1150 Atlanta, GA 30309
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Crown Bridge Financing

On July 2, 2019, True Nature Holding, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Crown SPA”) with Crown Bridge Partners, LLC, a New York limited liability company (“Crown”), whereby Crown purchased from the Company, for a purchase price of $40,000 (the “Purchase Price”) (i) a Convertible Promissory Note of the Company, in the principal amount of $40,000.00 (the “Crown Note”), with an original issuance discount of $4,000; and (ii) a common stock purchase warrant for 400,000 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share with an exercise price of $0.10 per share and expiring five years from the date of issuance (the “Crown Warrant”). On July 11, 2019, the Purchase Price was paid by Crown to the Company.

The Crown Note was issued on July 2, 2019 (the “Crown Note Issuance Date”) and is due and payable on April 2, 2020 (the “Crown Maturity Date”). The Crown Note entitles Crown to 12% interest per annum (the “Crown Interest Rate”). If the Company prepays the Crown Note from the Crown Note Issuance Date through the 180th day following the date of issuance, the Company must pay all of the principal and interest with a prepayment penalty ranging from 135% to 150%. After the 180th day following the Crown Note Issuance Date the Company shall have no further right of prepayment.

The Crown Note is a long-term debt obligation that is material to the Company. The Crown Note contains certain representations, warranties, covenants and events of default including if the Common Stock is suspended or delisted for trading on the OTCQB marketplace (the “Primary Market”), the Company’s Common Stock trades at or below a price of $0.005 as reported by the OTC Markets website, the Company loses its status as “DTC Eligible”, or is delinquent in its periodic report filings with the SEC. In the event of default, at the option of Crown, it may consider the Crown Note immediately due and payable.

Power Up Financing

On July 11, 2019, the Company entered into a Securities Purchase Agreement (the “Power Up SPA”) with Power Up Lending Group Ltd., a Virginia corporation (“Power Up”), whereby Power Up purchased from the Company, for a purchase price of $38,000.00 (the “Purchase Price”) a Convertible Promissory Note of the Company, in the principal amount of $38,000.00 (the “Power Up Note”). On or about July 15, 2019, the Purchase Price was paid by Power Up to the Company.

The Power Up Note was issued on July 11, 2019 (the “Power Up Note Issuance Date”) and it is due and payable on April 30, 2020 (the “Maturity Date”). The Note entitles Power Up to 12% interest per annum (the “Power Up Interest Rate”). If the Company prepays the Power Up Note from the Power Up Note Issuance Date through the 180th day following the Power Up Note Issuance Date, the Company must pay all of the principal and interest with a prepayment penalty ranging from 135% to 150%. After the 180th day following the Power Up Note Issuance Date the Company shall have no further right of prepayment.

The Power Up Note is a long-term debt obligation that is material to the Company. The Power Up Note contains certain representations, warranties, covenants and events of default including if the Common Stock is suspended or delisted for trading on the Primary Market, or is delinquent in its periodic report filings with the SEC. In the event of default, at the option of Power Up, it may consider the Power Up Note immediately due and payable.

The foregoing descriptions of the Crown Note, Power Up Note, Crown SPA, Power Up SPA and Crown Warrant do not purport to be complete and are qualified in their entirety by the full text of such documents which are filed as Exhibit 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, hereto to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient per transaction; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1*	12% Promissory Note, issued to Crown Bridge Partners, LLC on July 2, 2019
4.2*	12% Promissory Note, issued to Power Up Lending Group Ltd. on July 11, 2019
10.1*	Securities Purchase Agreement, dated July 2, 2019, by and between True Nature Holding, Inc. and Crown Bridge Partners, LLC
10.2*	Securities Purchase Agreement, dated July 11, 2019, by and between True Nature Holding, Inc. and Power Up Lending Group Ltd.
10.3*	Common Stock Purchase Warrant, issued to Crown Bridge Partners, LLC on July 2, 2019

 * filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: July 26, 2019	By:	/s/ Jim Crone
Jim Crone
President, Interim Chief Executive Officer and Interim Chief Financial Officer